Exhibit 8(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K
                          FIDUCIARY TRUST INTERNATIONAL
                           GLOBAL CUSTODY FEE SCHEDULE

I.    Global Custody Services
Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions.
Report portfolio positions.

A.    COUNTRY GROUPING

Group A   Group B    Group C        Group D     Group E     Group F

USA       Austria    Australia      Denmark     Indonesia   Argentina
          Canada     Belgium        Finland     Malaysia    Bangladesh
          Euroclear  Hong Kong      France      Philippines Brazil
          Germany    Netherlands    Ireland     Portugal    Chile
          Japan      New Zealand    Italy       South Korea China
                     Singapore      Luxemborge  Spain       Colombia
                     Switzerland    Mexico      Sri Lanka   Cyprus
                                    Norway      Sweden      Greece
                                    Thailand    Taiwan      Hungary
                                    U.K.                    India
                                                            Israel
                                                            Pakistan
                                                            Peru
                                                            Turkey
                                                            Uruguay
                                                            Venezuela
B.    TRANSACTION CHARGES

Group A   Group B    Group C        Group D     Group E     Group F

FTI       $25        $50            $60         $70         $150
Repos or
Euros-$7.00

DTC or Fed Book
Entry $9.00
All other - $25.00

C.    HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)

Group A   Group B    Group C        Group D     Group E     Group F
1.5       5.0        6.0            10.0        25.0        40.0

D.    WIRE CHARGES - $3.50 PER WIRE

E.    OUT-OF-POCKET EXPENSES

      Telephone
      Postage
      Armored carrier cost
      Legal Fees
      Supplies related to fund records Processing validation certificates Forms, envelopes, Xerox copies, supplies, etc.